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ADVENT TECHNOLOGIES ANNOUNCES POSTPONEMENT OF ANNUAL MEETING TO JUNE 8, 2021

BOSTON – May 17, 2021 – Advent Technologies Holdings, Inc. (NASDAQ: ADN) (“Advent”), an innovation-driven company in the fuel cell and hydrogen technology space, today announced that the 2021 annual meeting of stockholders (the “Annual Meeting”) originally scheduled to be held on Thursday, May 20, 2021, has been postponed.  In response to the SEC’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”), which highlighted the complex nature of warrants of a kind similar to those issued by Advent, Advent has postponed the Annual Meeting to allow for the mailing of an update to our annual report to include the restatement of certain financial statements of AMCI Acquisition Corp. prior to the business combination. The Staff Statement informed market participants that warrants issued by SPACs may require classification as a liability, with non cash fair value adjustments recorded in earnings at each reporting period.

The Annual Meeting will now be held on June 8, 2021, at 9:00 a.m. Eastern Time. The record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting will remain April 12, 2021.

We are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving COVID-19 situation. As a result, our Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

About Advent Technologies Holdings, Inc.

Advent Technologies Holdings, Inc. is a U.S. corporation that develops, manufactures, and assembles critical components for fuel cells and advanced energy systems in the renewable energy sector. Advent is headquartered in Boston, Massachusetts, with offices in the San Francisco Bay Area and Europe. With 120-plus patents (issued and pending) for its fuel cell technology, Advent holds the IP for next-gen high-temperature proton exchange membranes (HT-PEM) that enable various fuels to function at high temperatures under extreme conditions – offering a flexible ‘Any Fuel. Anywhere’ option for the automotive, maritime, aviation and power generation sectors.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including the Company’s plans and expectations with respect to the Annual Meeting. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to realize the benefits from the business combination; the Company’s ability to maintain the listing of the Company’s common stock on Nasdaq; future financial performance; public securities’ potential liquidity and trading; impact from the outcome of any known and unknown litigation; ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures; future mix of revenue and effect on gross margins; attraction and retention of qualified directors, officers, employees and key personnel; ability to compete effectively in a competitive industry; ability to protect and enhance our corporate reputation and brand; expectations concerning our relationships and actions with our technology partners and other third parties; impact from future regulatory, judicial and legislative changes to the industry; ability to locate and acquire complementary technologies or services and integrate those into the Company’s business; future arrangements with, or investments in, other entities or associations; and intense competition and competitive pressure from other companies worldwide in the industries in which the Company will operate; and the risks identified under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2021, as well as the other information we file with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contact

Advent Technologies Holdings, Inc.
Elisabeth Maragoula
emaragoula@advent.energy

Sloane & Company
Joe Germani / James Goldfarb
jgermani@sloanepr.com / jgoldfarb@sloanepr.com